EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Jensen Portfolio, Inc., doing business as Jensen Quality Growth Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Jensen Portfolio, Inc., doing business as Jensen Quality Growth Fund for the period ended November 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Jensen Portfolio, Inc., doing business as Jensen Quality Growth Fund for the stated period.

/s/ Robert McIver		/s/ Brian Ferrie
Robert McIver		Brian Ferrie
President, The Jensen Portfolio, Inc. doing business as Jensen Quality Growth Fund		Treasurer, The Jensen Portfolio, Inc. doing business as Jensen Quality Growth Fund

Dated:	February 8, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Jensen Portfolio, Inc. doing business as Jensen Quality Growth Fund for purposes of Section 18 of the Securities Exchange Act of 1934.